UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 23, 2008 (December 23, 2008)

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Avis Budget Group, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

 (973) 496-4700
(Registrant's telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Asset-Backed Conduit Financing

On December 23, 2008, our Avis Budget Rental Car Funding (AESOP) LLC subsidiary completed the renewal of our principal asset-backed conduit facility (known as the Series 2002-2 Notes) and our seasonal conduit facility (known as the Series 2008-1 Notes).

In connection with such renewal, $100 million was reallocated from the principal conduit facility to the seasonal conduit facility, resulting in a $1.35 billion principal facility and a $1.1 billion seasonal facility.  The principal conduit facility has been extended for one year from the date of closing, and the seasonal conduit facility will have a final maturity in November 2009 following 25% reductions in borrowing capacity in each of September and October 2009.  We will be required to apply 75% of the proceeds from the issuance of rental car asset-backed term notes of up to $1 billion in aggregate principal amount toward the reduction of the facilities.

The initial borrowing spreads for these facilities are unchanged from the levels established in connection with the extension of the principal conduit facility in October 2008, however, such spreads are subject to an increase of (1) 1% for the period of May 31, 2009 through maturity, (2) an additional 1% for the period of August 31, 2009 through maturity and (3) an additional 1% for the period of September 30, 2009 through maturity, in each case if we fail to reduce commitments and borrowings under the facilities by an aggregate amount of approximately $187.5 million on a pro rata basis during each such period.

Certain of the conduit purchasers of the Series 2002-2 Notes and the Series 2008-1 Notes, the trustee, and their respective affiliates, have performed and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Amendment to Credit Facilities

On December 23, 2008, we completed an amendment to our senior credit facilities to replace the leverage and interest coverage ratios with a minimum EBITDA covenant. The amendment also reduces the revolving credit facility from $1.5 billion to $1.15 billion and increases the cost of borrowings and letters of credit by 2.5%.  In connection with such amendment, we also entered into an Amended and Restated Guarantee and Collateral Agreement.

Attached hereto is a copy of (i) the First Amendment to our senior credit facilities, as Exhibit 10.1, (ii) the Amended and Restated Guarantee and Collateral Agreement, as Exhibit 10.2, (iii) the Twelfth Amendment to the Amended and Restated Series 2002-2 Supplement, as Exhibit 10.3, (iv) the Second Amendment to the Series 2008-1 Supplement, as Exhibit 10.4, and (v) the press release announcing the completion of renewal of the conduit facilities and the amendment to the senior credit facilities, as Exhibit 99.1, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1
First Amendment Dated December 23, 2008 to the Credit Agreement dated as of April 19, 2006 among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, Bank of America, N.A., Calyon New York Branch and Citicorp USA, Inc., as documentation agents, Wachovia Bank, National Association, as co-documentation agent, Deutsche Bank Securities Inc. as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Amended and Restated Guarantee and Collateral Agreement, dated as of December 23, 2008, made by each of the signatories thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent.
10.3	Twelfth Amendment to the Amended and Restated Series 2002-2 Supplement, dated as of December 23, 2008.
10.4	Second Amendment to the Series 2008-1 Supplement, dated as of December 23, 2008.
99.1	Press Release Dated December 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC. /s/ Jean M. Sera
By:	Jean M. Sera Senior Vice President and Secretary

Date:  December 23, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1
First Amendment Dated December 23, 2008 to the Credit Agreement dated as of April 19, 2006 among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, Bank of America, N.A., Calyon New York Branch and Citicorp USA, Inc., as documentation agents, Wachovia Bank, National Association, as co-documentation agent, Deutsche Bank Securities Inc. as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Amended and Restated Guarantee and Collateral Agreement, dated as of December 23, 2008, made by each of the signatories thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent.
10.3	Twelfth Amendment to the Amended and Restated Series 2002-2 Supplement, dated as of December 23, 2008.
10.4	Second Amendment to the Series 2008-1 Supplement, dated as of December 23, 2008.
99.1	Press Release Dated December 23, 2008.